As filed with the Securities and Exchange Commission on September 14, 2026

Registration No. 333-298763

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OPAL FUELS INC.
(Exact name of registrant as specified in its charter)

Delaware	80-0990453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One North Lexington Avenue
Suite 1450
White Plains, New York 10601
(914) 705-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Coghlin
General Counsel
c/o OPAL Fuels Inc.
One North Lexington Avenue
Suite 1450
White Plains, New York 10601
(914) 705-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Alexander M. Schwartz, Esq. Seth A. Lemings, Esq. Sheppard, Mullin, Richter & Hampton LLP 321 N. Clark Street, 31st Floor Chicago, Illinois 60654 Tel: (312) 499-6300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form S-3, as amended (this “Registration Statement”) is being filed by OPAL Fuels Inc. (the “Company”) pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, to replace the Company's registration statement on Form S-3 (File No. 333-273584), filed with the SEC on August 1, 2023 (as amended and supplemented, the “Expiring Registration Statement”), which was due to expire on September 6, 2026.

Pursuant to Rule 415(a)(6) under the Securities Act, we are including in this Registration Statement unsold securities with a maximum aggregate offering price of $199,000,000 (the “Unsold Securities”) previously registered under the Expiring Registration Statement. No additional securities beyond what remains on the Expiring Registration Statement are being registered on this Registration Statement.

Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this Registration Statement, the Company may issue and sell the Unsold Securities until the earlier of the effective date of this Registration Statement or 180 days after September 6, 2026. In accordance with Rule 415(a)(6), the effectiveness of this Registration Statement will be deemed to terminate the Expiring Registration Statement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2026

PRELIMINARY PROSPECTUS

OPAL FUELS INC.

Class A Common Stock
Preferred Stock
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of Class A common stock, preferred stock, warrants to purchase Class A common stock, preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having aggregate offering proceeds not exceeding $199 million.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “OPAL.” On September 11, 2026, the last reported sale price of our Class A common stock was $1.89 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

As of the date of this prospectus, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or public float, was $52,148,998.20, which was calculated based on 30,290,963 shares of outstanding Class A common stock, of which 20,057,307 shares were held by non-affiliates, and a price of $2.60 per share, which was the closing sale price of our Class A common stock on the Nasdaq Capital Market on August 10, 2026, the highest closing sale price within 60 days prior to the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period, so long as our public float remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we did not offer or sell any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS

When used in this prospectus, unless the context otherwise requires:

“BCA” or “Business Combination Agreement” refers to the Business Combination Agreement dated as of December 2, 2021 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among ArcLight, Opco and OPAL Holdco.

“Business Combination” refers to the transaction contemplated by the BCA.

“Bylaws” refers to the bylaws of OPAL.

“Charter” refers to the certificate of incorporation of OPAL.

“Class A common stock” refers to the shares of Class A common stock, par value $0.0001 per share, of OPAL.

“Class A Units” refers to the Class A Units as defined in the Second A&R LLC Agreement.

“Class B common stock” refers to the shares of Class B common stock, par value $0.0001 per share, of OPAL.

“Class B Units” refers to the Class B Units as defined in the Second A&R LLC Agreement.

“Class C common stock” refers to the shares of Class C common stock, par value $0.0001 per share, of OPAL.

“Class D common stock” refers to the shares of Class D common stock, par value $0.0001 per share, of OPAL.

“Closing” refers to the closing of the Business Combination.

“Common Stock” refers to the collective shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock.

“Company”, “we”, “our”, “us” or similar terms refers to OPAL Fuels Inc. individually or on a consolidated basis, as the context may require.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Fueling Stations” refers to facilities where (i) natural gas is dispensed into fuel tanks of vehicles for use as transportation fuel, and (ii) transactional data from the dispensing of the fuel is recorded so that Environmental Attributes can be subsequently reported, matched with the dispensed fuel to the extent sourced from RNG, and generated under the federal or state RFS or LCFS programs and other current and potential future programs aimed at providing support for RNG into the transportation market. At the Fueling Stations, the natural gas is pressurized using compressor systems and, in this state, is referred to as CNG. Because Environmental Attributes associated with RNG are nominated/assigned to the physical quantity of CNG dispensed at the Fueling Station, when the CNG is dispensed into to fuel tanks for use as transportation fuel and subsequently reported to the EPA and/or state environmental agency and matched with the production of RNG, the respective RINs and LCFS credits are generated. Some of these stations are designed, developed, constructed, operated and maintained by us while others are third party stations where we may only provide maintenance services.

ii

“Hillman” refers to Hillman RNG Investments, LLC, a Delaware limited liability company.

“Investor Rights Agreement” refers to the Investor Rights Agreement, dated July 21, 2022, by and among OPAL Fuels Inc., each of the Sellers named therein, the Sponsor and the Sponsor Principals as included in Exhibit 10.7 to the Current Report on Form 8-K, filed with the SEC on July 27, 2022, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

“OPAL” and “OPAL Fuels” refers to OPAL Fuels Inc., a Delaware corporation.

“OPAL Preferred Stock” refers to our shares of preferred stock, par value $0.0001 per share.

“Organizational Documents” refers to the Charter and the Bylaws.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Second A&R LLC Agreement” refers to the Second Amended and Restated Limited Liability Company Agreement of Opco.

“Securities Act” refers to the Securities Act of 1933, as amended.

iii

In addition, the following is a glossary of key industry terms used herein:

“Btu” refers to British thermal units.

“CNG” refers to compressed natural gas.

“Environmental Attributes” refer to federal, state and local government incentives in the United States, provided in the form of RINs, RECs, LCFS credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy.

“EPA” refers to the U.S. Environmental Protection Agency.

“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.

“LFG” means landfill gas.

“RECs” refers to renewable energy credits.

“Renewable Power” refers to electricity generated from renewable sources.

“RFS” refers to the EPA’s Renewable Fuel Standard.

“RINs” refers to Renewable Identification Numbers.

“RNG” refers to renewable natural gas.

iv

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of Class A common stock, preferred stock and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $199 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change, in a prospectus supplement or free writing prospectus, any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to OPAL Fuels Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

▪    our ability to grow and manage growth profitably, and maintain relationships with customers and suppliers;

▪    our success in retaining or recruiting, our principal officers, key employees or directors;

▪    intense competition and competitive pressures from other companies in the industry in which we operate;

▪    increased costs of, or delays in obtaining, key components or labor for the construction and completion of LFG and livestock waste projects that generate electricity and RNG, CNG and hydrogen dispensing stations;

▪    factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control;

▪    the reduction or elimination of government economic incentives to the renewable energy market;

▪    factors associated with companies that are engaged in the production and integration of RNG, including (i) anticipated trends, growth rates and challenges in those businesses and in the markets in which they operate, (ii) contractual arrangements with, and the cooperation of, owners and operators of the landfill and livestock biogas conversion project facilities, on which we operate our LFG and livestock waste projects that generate electricity and (iii) RNG prices for Environmental Attributes (as defined below), LCFS (as defined below) credits and other incentives;

▪    the ability to identify, acquire, develop and operate renewable projects and Fueling Stations (as defined below);

▪    our ability to issue equity or equity-linked securities or obtain or amend debt financing;

▪    the demand for renewable energy not being sustained;

▪    impacts of climate change, changing weather patterns and conditions and natural disasters; and

▪    the effect of legal, tax and regulatory changes.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K, which was filed with the SEC on

March 16, 2026 (our “Annual Report”). Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

vi

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider when making your investment decision. Before investing in our securities, you should carefully read this entire prospectus. See also the section entitled “Where You Can Find More Information.” The definition of some of the terms used in this prospectus are set forth under the section “Selected Definitions.”

Business Overview

We are a vertically integrated leader in the capture and conversion of biogas into low carbon intensity Renewable Power and RNG. We are also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to de-carbonize industrial sectors. RNG is chemically identical to the natural gas used for cooking, heating homes and fueling natural gas engines, with one significant difference: RNG is produced by recycling methane emissions created by decaying organic waste as opposed to natural gas which is a fossil fuel pumped from the ground. We have participated in the biogas-to-energy industry for over 20 years.

Biogas is generated by microbes as they break down organic matter in the absence of oxygen, and comprised of non-fossil waste gas, with high concentrations of methane, which is the primary component of RNG and the source for combustion utilized by Renewable Power plants to generate electricity. Biogas can not only be collected and processed to remove impurities for use as RNG (a form of high-Btu fuel) and injected into existing natural gas pipelines as it is fully interchangeable with fossil natural gas, but partially treated biogas can be used directly in heating applications (as a form of medium-Btu fuel) or in the production of Renewable Power. Our principal sources of biogas are (i) LFG, which is produced by the decomposition of organic waste at landfills, and (ii) dairy manure, which is processed through anaerobic digesters to produce the biogas.

We also design, develop, construct, operate and service Fueling Stations for trucking fleets across the country that use natural gas to displace diesel as their transportation fuel. We have participated in the alternative vehicle fuels industry for over a decade and have established an expanding network of Fueling Stations for dispensing RNG. In addition, we have recently begun implementing design, development, and construction services for hydrogen Fueling Stations, and we are pursuing opportunities to diversify our sources of biogas to other waste streams.

Additional information about us can be found in our most recent annual report on Form 10-K incorporated by reference herein together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at One North Lexington Avenue, Suite 1450, White Plains, New York 10601 and our telephone number is (914) 705-4000. Our website is www.opalfuels.com. Our website and the information contained on, or accessed through, its website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making a decision as to whether to invest in our securities.

The Securities We May Offer

We may offer shares of our Class A common stock and preferred stock, and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

•designation or classification;

•aggregate principal amount or aggregate offering price;

•maturity, if applicable;

•original issue discount, if any;

•rates and times of payment of interest or dividends, if any;

•redemption, conversion, exchange or sinking fund terms, if any;

•conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•ranking;

•restrictive covenants, if any;

•voting or other rights, if any; and

•important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Class A Common Stock

We currently have authorized 1,120,000,000 shares, consisting of 820,000,000 shares of common Stock, par value $0.0001 per share, divided into: 340,000,000 shares of Class A common stock, 160,000,000 shares of Class B common stock, 160,000,000 shares of Class C common stock, and 160,000,000 shares of Class D common stock. As of September 11, 2026, there were 30,290,963 shares of Class A common stock outstanding, 121,500,000 shares of Class B common stock issued and outstanding, no shares of Class C common stock issued and outstanding, and 22,899,037 shares of Class D common stock issued and outstanding. We may offer shares of our Class A common stock either alone or underlying other registered securities convertible into or exercisable for our Class A common stock. Holders of our Class A common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our Class A common stock. Each holder of our Class A common stock is entitled to one vote per share held on all matters submitted to a vote of our stockholders. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our Class A common stock.

Preferred Stock

We currently have authorized 300,000,000 shares of preferred stock, par value $0.0001, none of which are issued and outstanding.

Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may offer warrants for the purchase of shares of our Class A common stock or preferred stock. We may issue the warrants by themselves or together with Class A common stock or preferred stock, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our Class A common stock or preferred stock, and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026, and incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including (i) sales and marketing, (ii) operational costs, (iii) design, development, construction, operation and maintenance of renewable energy and Fueling Stations, (iv) strategic transactions and (v) working capital and other general corporate purposes. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description of OPAL’s capital stock is only a summary, and it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to the Charter, the Bylaws, the Second A&R LLC Agreement, the Investor Rights Agreement, and to the applicable provisions of Delaware law.

Authorized Capitalization

The total number of shares of all classes of stock that OPAL has the authority to issue is 1,120,000,000 shares, consisting of:

●	820,000,000 shares of Common Stock, par value of $0.0001 per share, divided into:

●	340,000,000 shares of Class A common stock;

●	160,000,000 shares of Class B common stock;

●	160,000,000 shares of Class C common stock; and

●	160,000,000 shares of Class D common stock; and

●	300,000,000 shares of OPAL Preferred Stock, par value $0.0001 per share.

Common Stock

Class A common stock

As of September 11, 2026, we had 30,290,963 shares of Class A common stock outstanding.

Voting Rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Further, the holders of the outstanding shares of Class A common stock are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such series of Common Stock in a manner that is disproportionately adverse as compared to the Class B common stock, the Class C common stock and the Class D common stock.

To the fullest extent permitted by law, holders of shares of each class of the Common Stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of OPAL Preferred Stock) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of OPAL Preferred Stock if the holders of such affected series of OPAL Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon under the Charter (including any certificate of designations relating to any series of OPAL Preferred Stock) or under the Delaware General Corporation Law (the “DGCL”).

Dividends; Stock Splits or Combinations. Subject to applicable law and the rights, if any, of the holders of any outstanding series of OPAL Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A common stock and the Class C common stock with respect to the payment of dividends, dividends and other distributions of cash, stock or property may be declared and paid on the shares of Class A common stock and the shares of Class C common stock out of the assets of OPAL that are by law available therefor, at the times and in the amounts as our board of directors in its discretion may determine.

In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any series of Common Stock (each, a “Stock Adjustment”) unless:

(a)	a corresponding Stock Adjustment for all other series of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner; and

(b)	the Stock Adjustment has been reflected in the same economically equivalent manner on all Class A Units (as defined in the Second A&R LLC Agreement).

Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same series of Common Stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of OPAL, after payment or provision for payment of the debts and other liabilities of OPAL and of the preferential and other amounts to which the holders of OPAL Preferred Stock are entitled, if any, the holders of all outstanding shares of Class A common stock and Class C common stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A common stock and Class C common stock will be entitled to receive the remaining assets of OPAL available for distribution ratably in proportion to the number of shares of Class A common stock and Class C common stock, which shall be treated as a single class.

Class B common stock

As of September 11, 2026, we had 121,500,000 shares of Class B common stock issued and outstanding. Shares of Class B common stock may, together with the corresponding Class B Units (as defined in the Second A&R LLC Agreement), be exchanged for shares of Class A common stock pursuant to the Second A&R LLC Agreement.

Voting Rights. Each holder of Class B common stock will be entitled to one vote for each share of Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Further, the holders of the outstanding shares of Class B common stock will be entitled to vote separately on any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such series of Common Stock in a manner that is disproportionately adverse as compared to the Class A common stock, the Class C common stock and the Class D common stock.

Dividends; Stock Splits or Combinations. Dividends of cash or property may not be declared or paid on shares of Class B common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of OPAL, after payment or provision for payment of the debts and other liabilities of OPAL and of the preferential and other amounts to which the holders of OPAL Preferred Stock are entitled, if any, the holders of shares of Class B common stock will not be entitled to receive, with respect to such shares, any assets of OPAL in excess of the par value thereof. Notwithstanding the foregoing, the holders of Class B common stock will have the right to exchange their shares of Class B common stock, together with the corresponding Class B Units constituting the remainder of any Paired Interests (as defined in the Charter) in which such shares are included, for shares of Class A common stock in accordance with the Second A&R LLC Agreement (or for the consideration payable in respect of shares of Class A common stock in such voluntary or involuntary liquidation, dissolution or winding-up).

Subscription Rights. To the extent Class B Units are issued pursuant to the Second A&R LLC Agreement to any stockholder of OPAL other than a Qualified Stockholder (as defined in the Charter), such stockholder shall have the right to subscribe for an equivalent number of shares of Class B common stock (subject to adjustment as set forth in the Charter) in exchange for a payment in cash equal to the aggregate par value of such shares of Class B common stock.

Class C common stock

As of September 11, 2026, we did not have any shares of Class C common stock issued and outstanding. Shares of Class C common stock may be converted to shares of Class A common stock, as discussed further below.

Voting Rights. Each holder of Class C common stock will be entitled to five votes for each share of Class C common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Further, the holders of the outstanding shares of Class C common stock will be entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such series of Common Stock in a manner that is disproportionately adverse as compared to the Class A common stock, the Class B common stock and the Class D common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of OPAL, after payment or provision for payment of the debts and other liabilities of OPAL and of the preferential and other amounts to which the holders of OPAL Preferred Stock are entitled, if any, the holders of all outstanding shares of Class A common stock and Class C common stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A common stock and Class C common stock will be entitled to receive the remaining assets of OPAL available for distribution ratably in proportion to the number of shares of Class A common stock and Class C common stock, which shall be treated as a single class.

Conversion.

a.
Voluntary Conversion. Each share of Class C common stock shall be convertible into one share of Class A common stock at the option of the holder thereof, at any time upon written notice to OPAL; provided that, for the avoidance of doubt, any such holder of shares of Class C common stock may in such written notice to OPAL specify that such conversion into shares of Class A common stock shall be contingent upon the consummation of one or more sale or other transfer transactions.

b.
Automatic Conversion. Each share of Class C common stock shall automatically, without any further action, convert into one share of Class A common stock upon a Transfer (as defined in the Charter), other than a Transfer to a Qualified Stockholder (as defined in the Charter).

Class D common stock

As of September 11, 2026, we had 22,899,037 shares of Class D common stock issued and outstanding. Shares of Class D common stock may be converted into shares of Class B common stock pursuant to the Charter. Further, shares of Class D common stock, together with the corresponding Class B Units may be exchanged for shares of Class C common stock pursuant to the Second A&R LLC Agreement.

Voting Rights. Each holder of Class D common stock will be entitled to five votes for each share of Class D common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Further, the holders of the outstanding shares of Class D common stock will be entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such series of Common Stock in a manner that is disproportionately adverse as compared to the Class A common stock, the Class B common stock and the Class C common stock.

Dividends; Stock Splits and Combinations. Dividends of cash or property may not be declared or paid on shares of Class D common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of OPAL, after payment or provision for payment of the debts and other liabilities of OPAL and of the preferential and other amounts to which the holders of OPAL Preferred Stock are entitled, if any, the holders of shares of Class D common stock will not be entitled to receive, with respect to such shares, any assets of OPAL in excess of the par value thereof. Notwithstanding the foregoing, the holders of Class D common stock will have the right to exchange their shares of Class D common stock, together with the corresponding Class B Units constituting the remainder of any Paired Interests in which such shares are included, for shares of Class C common stock in accordance with the Second A&R LLC Agreement (or for the consideration payable in respect of shares of Class C common stock in such voluntary or involuntary liquidation, dissolution or winding-up).

Subscription Rights. To the extent that Class B Units are issued pursuant to the Second A&R LLC Agreement to any Qualified Stockholder, such Qualified Stockholder shall have the right to subscribe for an equivalent number of shares of Class D common stock (subject to adjustment as set forth in the Charter) in exchange for a payment in cash equal to the aggregate par value of such shares of Class D common stock.

Conversion.

a.
Voluntary Conversion. Each share of Class D common stock shall be convertible into one share of Class B common stock at the option of the holder thereof at any time upon written notice to OPAL; provided that, for the avoidance of doubt, any such holder of shares of Class D common stock may in such written notice to OPAL specify that such conversion into shares of Class B common stock shall be contingent upon the consummation of one or more sale or other transfer transactions. Further, shares of Class D common stock, together with the corresponding Class B Units may be exchanged for shares of Class C common stock pursuant to the Second A&R LLC Agreement.

b.
Automatic Conversion. Each share of Class D common stock shall automatically, without any further action, convert into one share of Class B common stock upon a Transfer, other than a Transfer to a Qualified Stockholder.

Cancellation of Class B common stock and Class D common stock

No holder of Class B common stock or Class D common stock may transfer shares of Class B common stock or Class D common stock, respectively, to any person unless such holder transfers a corresponding number of Class B Units to the same person in accordance with the provisions of the Second A&R LLC Agreement. If any outstanding shares of Class B common stock or Class D common stock ceases to be held by a holder of the corresponding Class B Unit, such shares of Class B common stock or Class D common stock, respectively, will automatically and without further action on the part of OPAL or any holder of Class B common stock or Class D common stock, respectively, be transferred to OPAL for no consideration and shall be cancelled.

OPAL Preferred Stock

Our board of directors is expressly authorized, subject to any limitations prescribed by the laws of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of OPAL Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable laws of the State of Delaware, to establish from time to time the number of shares of OPAL Preferred Stock to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the OPAL Preferred

Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of OPAL Preferred Stock of any such series.

Except as otherwise expressly provided in any certificate of designation designating any series of OPAL Preferred Stock, (i) any new series of OPAL Preferred Stock may be designated, fixed and determined as provided by the Charter by our board of directors without approval of the holders of Common Stock or the holders of OPAL Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the OPAL Preferred Stock or any future class or series of OPAL Preferred Stock or Common Stock.

Authorized But Unissued OPAL Capital Stock

As it relates to Class A common stock, we will at all times reserve and keep available out of our authorized and unissued shares of Class A common stock, (i) solely for the purpose of the issuance in connection with the exchange of Paired Interests, the number of shares of Class A common stock that are issuable upon the exchange of all outstanding Paired Interests which consist of Class B common stock and Class B Units pursuant to the Second A&R LLC Agreement and (ii) solely for the purpose of the issuance in connection with the conversion of shares of all outstanding Class C common stock (including all shares of Class C common stock issuable upon the exchange of Paired Interests which consist of Class D common stock and Class B Units pursuant to the Second A&R LLC Agreement) into shares of Class A common stock pursuant to the Charter, the number of shares of Class A common stock that are issuable upon such conversion.

As it relates to Class B common stock, we will at all times reserve and keep available out of its authorized and unissued shares of Class B common stock, solely for the purpose of the issuance in connection with the conversion of shares of all outstanding Class D common stock into shares of Class B common stock pursuant to the Charter, the number of shares of Class B common stock that are issuable upon such conversion.

As it relates to Class C common stock, we will at all times reserve and keep available out of its authorized and unissued shares of Class C common stock, solely for the purpose of the issuance in connection with the exchange of Paired Interests which consist of Class D common stock and Class B Units, the number of shares of Class C common stock that are issuable upon the exchange of all outstanding Paired Interests which consist of Class D common stock and Class B Units, pursuant to the Second A&R LLC Agreement.

Anti-Takeover Effects of Provisions of Delaware Law and the Organizational Documents

Certain provisions of the Organizational Documents could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

These provisions include:

Action by Written Consent; Special Meeting of Stockholder. Subject to, with respect to the OPAL Preferred Stock, the terms of any series of OPAL Preferred Stock, (i) for so long as the holders of shares of Class C common stock and Class D common stock beneficially own, directly or indirectly, a majority of the total voting power of stock entitled to vote generally in election of directors, any action that is required or permitted to be taken by the stockholders may be effected by consent in lieu of a meeting and (ii) if the holders of shares of Class C common stock and Class D common stock do not beneficially own, directly or indirectly, a majority of the total voting power of stock entitled to vote generally in election of directors, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in lieu of a meeting.

Subject to any special rights of the holders of any series of OPAL Preferred Stock and the requirements of applicable law, special meetings of stockholders may be called only by the chairperson of our board of directors, the vice chairperson of our board of directors, the chief executive officer or at the direction of our board of directors pursuant to a written resolution adopted by a majority of the total number of directors that we would have if there were no vacancies, and the ability of the stockholders or any other Persons to call a special meeting of the stockholders is specifically denied.

Election and Removal of Directors. Subject to any limitations imposed by applicable law and except for additional directors of OPAL elected by the holders of any series of OPAL Preferred Stock as provided for or fixed pursuant to the Charter, any director of OPAL or the entire board of directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock of OPAL entitled to vote generally in the election of directors of OPAL, voting together as a single class. In case our board of directors or any one or more directors of OPAL should be so removed, any new directors of OPAL shall, unless our board of directors determines by resolution that any such vacancies shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the remaining directors of OPAL then in office, even if less than a quorum of our board of directors, and not by the stockholders.

Other Limitations on Stockholder Actions. Our Bylaws also impose some procedural requirements on stockholders who wish to:

●	make nominations in the election of directors; or

●	propose any other business to be brought before an annual meeting of stockholders.

Under these procedural requirements, in order to bring a proposal of business before an annual meeting of stockholders, a stockholder must deliver timely written notice of a proposal pertaining to a proper matter for stockholder action at the annual meeting to OPAL’s secretary containing, among other things, the following:

●	the name and record address of each stockholder proposing business, as they appear in OPAL’s books;

●	the class or series and number of shares of stock of OPAL, directly or indirectly, held of record and beneficially by the Proponent or Stockholder Associated Person, as such terms are defined in the Bylaws;

●	the names of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons;

●	a description of any agreement, arrangement or understanding reached with respect to shares of our stock, such as any derivative or short positions, profit interests, options, hedging transactions, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of securities and/or borrowed or loaned shares;

●	a description of the business or nomination to be brought before the meeting, the text of the proposal and the reasons for conducting such business at the meeting; and

●	any material interest of the Proponent or Stockholder Associated Person in such business.

Our Bylaws also set out the timeliness requirements for delivery of such notice.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.
No Cumulative Voting. The Charter provides that there shall be no cumulative voting in the election of directors. As a result, the holders of a plurality of the shares voting for the election of directors can elect all of the directors being elected.

Limitation on Liability and Indemnification of Officers and Directors

The Organizational Documents provide indemnification for OPAL’s directors and officers to the fullest extent permitted by the DGCL.

Indemnification Agreements

We have entered into certain Indemnification Agreements (“Indemnification Agreements”) with each of our directors and executive officers pursuant to which, subject to certain exceptions, we shall indemnify our directors and executive officers for all reasonable and documented direct and indirect expenses, including attorneys’ fees, paid or incurred by such officer or director in connection with the investigation, defense or appeal of, or being a witness or otherwise involved in, a Proceeding (as defined in the Indemnification Agreements), or establishing or enforcing a right to indemnification under such agreement, Section 145 of the DGCL or otherwise (the “Expenses”). Pursuant to the Indemnification Agreements, in the event an officer or director who was or is a party to or witness in or is threatened to be made a party to or witness in any Proceeding with respect such officer’s or director’s service for us or a subsidiary or affiliate as an Indemnifiable Person (as defined in the Indemnification Agreements), or by reason of anything done or not done, or any act or omission, by such officer or director in any such capacity, we shall indemnify such officer and director from and against any and all Expenses and Other Liabilities (as defined in the Indemnification Agreements) incurred by such officer and director in connection with such Proceeding to the fullest extent not prohibited by the provisions of our Bylaws and the DGCL. Furthermore, pursuant to the Indemnification Agreements, we shall, subject to certain exception, at the request of an officer or director, advance all Expenses incurred by such officer or director prior to the final disposition of a Proceeding.

Exclusive Forum

The Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), and any appellate court thereof shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of the Corporation; (ii) any action, suit or proceeding (including any class action) asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of OPAL to OPAL or OPAL’s stockholders; (iii) any action, suit or proceeding (including any class action) asserting a claim against OPAL or any current or former director, officer, other employee, agent or stockholder of OPAL arising out of or pursuant to any provision of the DGCL, the Charter or the Bylaws (as each may be amended from time to time); (iv) any action, suit or proceeding (including any class action) to interpret, apply, enforce or determine the validity of our Charter or Bylaws (including any right, obligation or remedy thereunder); (v) any action, suit or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (vi) any action asserting a claim against us or any director, officer or other employee governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The exclusive forum provisions of the Charter shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

If any action, the subject matter of which is within the scope of the exclusive forum provisions of the Charter, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the exclusive forum provisions of the Charter (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing, holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and to have consented to the exclusive forum provisions of the Charter.

Unless OPAL consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Investor Rights Agreement

At the Closing, Opco, Ares, Hillman and the Class B shareholders (collectively the “OPAL Holders”) entered into the Investor Rights Agreement, pursuant to which, among other things, (i) ArcLight and Sponsor agreed to terminate the Registration and Shareholder Rights Agreement, dated as of March 25, 2021, entered into by them in connection with ArcLight’s initial public offering, (ii) we agreed to provide the OPAL Holders certain registration rights with respect to certain shares of Class A common stock held by them or otherwise issuable to them pursuant to the Business Combination Agreement, Second A&R LLC Agreement or the Charter and (iii) the OPAL Holders agreed not to transfer, sell, assign or otherwise dispose of their shares of Class A common stock for up to 180 days following the closing of the Business Combination, subject to certain exceptions.

Transfer Agent

The transfer agent for OPAL’s Common Stock is Continental Transfer & Trust Company.

Listing of Common Stock

The shares of Class A common stock are listed on Nasdaq under the symbol “OPAL”.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock or preferred stock and may be issued in one or more series. Warrants may be offered independently or together with Class A common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates neither the depositary, nor us, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of OPAL Fuels Inc. as of December 31, 2025 and 2024 and for each of the years then ended, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement or the exhibits thereto. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.opalfuels.com. The information contained on, or that may be accessed through or that is hyperlinked to, our website is not part of, and is not incorporated into, this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8–K:

●	our annual report on Form 10–K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026;

●	our quarterly reports on Form 10–Q for the three months ended March 31, 2026 filed with the SEC on May 11, 2026, and the three months ended June 30, 2026 filed with the SEC on August 10, 2026; and

●	our current reports on Form 8–K filed with the SEC on March 9, 2026, May 20, 2026, June 3, 2026, and June 22, 2026.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

Copies of the documents incorporated herein by reference may be obtained on our website at www.opalfuels.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s website at http://www.sec.gov.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

OPAL Fuels Inc.
One North Lexington Avenue

Suite 1450
White Plains, New York 10601
Telephone: (914) 705-4000

OPAL FUELS INC.

Class A Common Stock
Preferred Stock
Warrants
Units

PRELIMINARY PROSPECTUS

, 2026

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except for the SEC registration fee, which reflects the offset described in the note below.

We will bear all costs, expenses and fees in connection with the registration of the securities.

SEC registration fee*		$0
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous fees and expenses		**
Total expenses	$	**

*
This amount excludes a registration fee amount of $21,929.80 associated with $199 million of securities previously registered on the Registration Statement on Form S-3 (File No. 333-273584) and which remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the amount of such registration fee associated with the offering of the unsold securities will be carried forward to be applied to the unsold securities registered under this registration statement and no additional filing fee will be due with respect to the unsold securities in connection with the filing of this registration statement.

**	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

OPAL is governed by the DGCL, as the same exists or may hereafter be amended. Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

Our Charter and Bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was our director or executive officer (as defined in the Bylaws) or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director or executive officer at our request.

Our Charter eliminates the liability of a director to the fullest extent permitted by the DGCL. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

Furthermore, on July 21, 2022, we entered into the Indemnification Agreements with each of our directors and executive officers which provide that we shall indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under Delaware law and our Bylaws.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statements.

(a) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
1.1***	Form of Underwriting Agreement
3.1*	Restated Certificate of Incorporation of OPAL Fuels Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K/A filed by the Company on August 10, 2022)
3.2*	Bylaws of OPAL Fuels Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on July 27, 2022)
3.3*
Amended and Restated Certificate of Designations of Series A Preferred Units of OPAL Fuels LLC, dated March 6, 2026 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Company on March 9, 2026)

4.1***	Form of Certificate of Designation with respect to Preferred Stock
4.2***	Form of Warrant
4.3***	Form of Warrant Agreement
4.4***	Form of Unit Agreement
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1**	Consent of BDO USA, P.C., independent registered accounting firm for OPAL Fuels Inc.
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to the initial filing of this registration statement)
107*	Filing Fee Table

*	Previously filed.

**	Filed herewith.

***	If required, to be filed by amendment or under subsequent Current Report on Form 8-K.

(b) Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on September 14, 2026.

OPAL FUELS INC.

By:	/s/ Jonathan Maurer
	Name:	Jonathan Maurer
	Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Maurer	Co-Chief Executive Officer	September 14, 2026
Jonathan Maurer	(Principal Executive Officer)

*	Co-Chief Executive Officer	September 14, 2026
Adam Comora	(Principal Executive Officer)

*	Chief Financial Officer	September 14, 2026
Kazi Hasan	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman	September 14, 2026
Mark Comora

*	Director	September 14, 2026
Betsy L. Battle

*	Director	September 14, 2026
Scott Dols

*	Director	September 14, 2026
James Martell

*	Director	September 14, 2026
Lance Moll

*	Director	September 14, 2026
Nadeem Nisar

*	Director	September 14, 2026
Scott Sutton

*	Director	September 14, 2026
Ashok Vemuri

* The undersigned by signing his name hereto does sign and execute this Amendment No. 1 to the registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which has been filed with the initial filing of this registration statement on behalf of such directors and officers.

By:	/s/ Jonathan Maurer
	Name:	Jonathan Maurer
	Title:	Attorney-in-fact